Exhibit 99.1

For Immediate Release

Contact: Sinoenergy Corporation Ms. Laby Wu, CFO Phone: +86-10-8492-8149 Email: labywu@gmail.com	CCG Elite Investor Relations Inc. Mr. Crocker Coulson, President Phone: +1-646-213-1915 (New York) Email: crocker.coulson@ccgir.com

Sinoenergy Corporation Announces
Fourth Quarter and 2006 Year End Results

•  Fiscal 2006 revenues increased 50 % to $12.4 million

Qingdao, April 10th, 2007--Sinoenergy Corporation (OTC Bulletin Board: SNEN), (“Sinoenergy”), a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment and a designer, developer and operator of CNG filling stations in China, today announced  its financial results for the fourth quarter and year ended December 31, 2006.

Fiscal 2006 Highlights

•	Revenue increased 50% to $12.4 million
•	Gross Profit increased 47% to $6.5 million, reflecting a gross margin of 52.3%
•	Income from operations increased 13% to $4.2 million.
•	Net income increased 40% to $3.4 million
•	Basic earnings per share of common stock increased from $0.17 to $0.24 and diluted earnings per share increased from $0.17 to $0.18

Fourth Quarter 2006 Highlights (un-audited)

•	Revenue was $2.6 million
•	Gross profit was $1.7 million
•	Net income was $1.1million, or $0.08 of earning per common stock or $0.04 of earning per diluted share.

Commenting on the results, Mr. Bo Huang, CEO of Sinoenergy, said: “2006 was a very successful year for Sinoenergy. Our sales reached record highs, as we benefited from increased demand for our non standard pressure container products and CNG filing station construction services. In addition, Sinoenergy successfully became a publicly traded company in the U.S. which was an important milestone, as it enabled us to raise additional capital through the exercise of warrants during the first quarter of 2007 which we intend to use to finance our growth, bringing us one step closer to our goal of becoming a leading participant in the fast growing clean burning CNG-powered vehicle market in China.”

2006 Full-Year Results

Net revenue for year 2006, was approximately $12.4 million, a 50% increase over net revenue of $8.2 million for the comparable year 2005.

Cost of revenues for year 2006 was approximately $5.9 million, compared with approximately $3.8 million for 2005. The gross margin for year 2006 was 52%, nearly the same with 54% for the year 2005.

Operating expenses were $2.3 million for year 2006, compared to $0.7 million for year 2005.The increase was primarily due to the Company’s efforts to develop its new CNG retail and wholesale business, as well as higher legal and professional fees resulting from Sinoenergy’s status as a public company the amortization of the cost of the land use rights, which began in 2006.

Income from operations was approximately $4.2 million, which was approximately 34% of revenue for 2006 compared with approximately $3.7 million, representing approximately 45% of revenue in 2005.

Sinogas, a wholly owned subsidiary of Sinoenergy, has an exemption from corporate income tax for 2006 and 2007, which will be followed by a 50% corporate tax exemption for the subsequent three years (from 2008 to 2010). As a result, in accordance with US GAAP, the Company has recorded $1.1 million income tax credit in 2006.

Net income for 2006 was $3.4 million, or $0.24 per share (basic) and $0.18 per share (diluted), versus net income of $2.5 million, or $0.17 per share (basic and diluted) 2005.

During 2006, we incurred a one-time non-cash expense of $1.6 million resulting from the issuance of convertible notes as part of our June 2006 private placement of securities. Pro forma net income, determined by adding this charge to net income, would have been $5.0 million, or $0.26 per diluted share. This pro-forma net income is not a GAAP measurement; however, we feel that it provides information relating to our operations in the normal course of business, without the deduction required under GAAP for charges which relate to our financing rather than to our operations, and is non-recurring in nature. A reconciliation of the pro-forma net income with GAAP net income is provided below.

Fourth Quarter 2006 Results (un-audited)

For the quarter ended December 31, 2006, total revenue was $2.6 million, down 53% from $5.5 million in the fourth quarter of 2005. This decline in revenue resulted from a large CNG filing station contract recorded in the fourth quarter of 2005, skewing the revenue figures for comparison.

Gross profit in the fourth quarter of 2006 was $1.7 million, a 47% decline from the gross profit I the fourth quarter of 2005. Gross margin was 65% in the fourth quarter of 2006, compared to 58% in the fourth quarter of 2005. The 7% increase in gross profit and margin was reflected the high gross margin on the CNG filing station contract in the fourth quarter of 2006.

Operating expenses in the fourth quarter of 2006 were about $0.7 million, an increase of $0.5 million year-over-year, resulting from higher general and administrative expenses related with new CNG wholesale and retail business development, as well as higher advisory, legal and auditing fees associated with the Company’s status as a public company in the fourth quarter of 2006.

Operating income was about $996,000, or 38% of revenue, down 66% from $2.9 million, or 54 % of revenue, in the fourth quarter of 2005.

Net income was $1.1million in the fourth quarter of 2006, down from $1.9 million in the same period of 2005. Earnings per common share for the fourth quarter of 2006 were $0.08 and earnings per diluted shares were $0.04 compared with earnings per share of $0.13 (basic and diluted) in the fourth quarter of 2005.

Financial Condition

At December 31, 2006, Sinoenergy had approximately $588,000 in cash, working capital of $304,000. Net cash provided by operating activities was $2.7 million during the year 2006, compared to $2.6 million in 2005.

Total liabilities, including short term bank loans and other short term credit facilities, stood at $11.1 million at year end. Stockholders’ equity totaled $16.0 million at the end of 2006, compared to $7.5 million stockholders’ equity at the end of 2005. The debt to equity ratio was 0.7 at year end of 2006.

During the first quarter of 2007, the Company issued 7,207,384 shares of common stock upon the exercise of warrants and conversion of preferred shares by stockholders. The Company received $5,988,178 in net proceeds from the warrant exercise. The Company did not receive any proceeds from the conversion of the preferred stock.

Significant Subsequent Events and News Release

Some significant subsequent events and news releases are summarized as following:

On March 2, 2007, Pingdingshan Sinoenergy Gas Co., Ltd, a 90% owned subsidiary of Sinoenergy, received the first shipment of imported equipment for building three CNG sub-stations in Pingdingshan. With the arrival of the imported equipment, the Company has begun construction of three CNG stations in that area. Pingdingshan’ municipal government has approved the Company’s plan to build ten CNG filling sub-stations in Pingdingshan and its surrounding area over the next two years.

On March 5, 2007, Wuhan Sinoenergy Gas Co., a 90% owned subsidiary of Sinoenergy, received approval from the Wuhan municipal government to build four of CNG stations in the Wuhan government's first natural gas filling station construction program in 2007. Wuhan Sinoenergy is expected to begin its CNG station operations before September 2007. The estimated investment requirement for the four stations will be approximately US$3 million. Having secured natural gas supply from the main pipeline operated by PetroChina and market access from Wuhan municipal government, the Company is seeking approval to build one CNG mother stations and 20 CNG sub-stations over the next two years.

On March 13, 2007, the Company entered into an agreement to purchase a 60% interest in Jiaxing Lixun Automotive Electronic Co, Ltd (“Lixun”) from its stockholders for a purchase price of approximately $390,000, which will be paid at the time the transfer of the shares are instituted. The procedure for the transfer of the shares is in process, and the Company anticipates that the shares will be delivered to us by mid-April, 2007. Lixun designs and manufactures electric control devices for alternative fuel, such as compressed natural gas and liquefied petroleum gas vehicles, as well as a full range of electric devices, such as computer controllers, conversion switches, spark advancers, tolerance sensors and emulators for use in multi-powered vehicles.

The Company had previously owned a 55% interest in Yuhan. In August 2006, the Company entered into an agreement to acquire the remaining 45% for $1,500,000, with payment due in installments.  As of December 31, 2006, the Company owns 90% of Yuhan and through March 31, 2007, we paid a total of $503,000 and owe $997,000. The agreement, as amended, gives us the right to buy the remaining 10% interest in Yuhan during the first six months of 2008 on payment of $640,000.

Market Outlook and Committed Sales

As of March 29, 2007, Sinoenergy has secured sales contracts to deliver 8,000 conversion kits valued at $3.0 million dollars, manufacture 11 CNG trailers (2 of them for helium containers) for a total sales of $1.65 million dollars, and assemble 20 CNG trailers which will contribute $1.1 million dollars to sales. In addition, Sinoenergy has also secured a $2.5 million contract to manufacture pressure containers.

“We are pleased with the progress we have made over the past year in positioning Sinoenergy to participate in the rapid growth of the gas-powered vehicle market in China,” Remarked Mr. Deng Tianzhou, Chairman of Sinoenergy Corporation. “Our strong start to the first quarter of 2007 demonstrates our strategic initiatives are bearing fruit, and we are very excited with the opportunities ahead for Sinoenergy’s profitable growth”.

Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, April 10, 2007 to discuss results for the fourth quarter and year end 2006. Joining Mr. Tianzhou Deng, Chairman, will be Mr. Bo Huang, CEO and Ms. Laby Wu, CFO.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (888) 482-0024. International callers should dial (617) 801-9702. When prompted by the operator, mention Conference Pass code 475 866 86.

If you are unable to participate in the call at this time, a replay will be available on Tuesday, April 10 at 12:00 p.m. EDT, through Tuesday, April 17 at 12:00 p.m. EDT. To access the replay, dial (888) 286-8010. International callers should dial (617) 801-6888. The conference pass code is 26608332.

About Sinoenergy:

Sinoenergy is a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment as well as a designer, developer and operator of CNG stations in China. In addition to its CNG related products, the Company also manufactures a wide variety of pressure containers for use in different industries, including the design and manufacture of various types of pressure containers in the petroleum and chemical industries, the metallurgy and electricity generation industries and the food and brewery industries.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward- looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statements reflect our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

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—FINANCIAL TABLES FOLLOW—

SINOENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In Thousand US Dollars)

	For the three months ended December 31,
	2006	2005
	(un-audited)	(un-audited)
NET REVENUE	2,629	5,547

COST OF REVENUE	(931)	(2,360)

GROSS PROFIT	1,698	3,187

OPERATING EXPENSES
Selling expenses	38	38
General and administrative expenses	665	206

TOTAL OPERATING EXPENSES	703	244

INCOME FROM OPERATIONS	995	2,943

OTHER INCOME (EXPENSES)
Other non-operating income	69	11
Interest expense	(63)	(41)
Other expenses/(income)	(31)	(107)
OTHER INCOME (LOSS), NET	(25)	(137)

INCOME (LOSS) BEFORE INCOME TAXES	970	2,806
Income tax	109	-907
INCOME (LOSS) BEFORE MINORITY INTEREST	1,079	1,899
Minority interest	37	4
NET INCOME (LOSS)	1,116	1,903
Earnings Per Share -Basic	0.08	0.13
Weighted Average Shares Outstanding- Basic	14,636	14,216
Earnings Per Share-Diluted	0.04	0.13
Weighted Average Shares Outstanding- Diluted	25,051	14,216

SINOENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In Thousand US Dollars - Audited)

	Year Ended December 31,
	2006	2005
NET REVENUE	12,393	8,236
COST OF REVENUE	(5,909)	(3,821)
GROSS PROFIT	6,484	4,415
OPERATING EXPENSES
Selling expenses	228	110
General and administrative expenses	2,061	586
TOTAL OPERATING EXPENSES	2,289	696
INCOME FROM OPERATIONS	4,195	3,719
OTHER INCOME (EXPENSES)
Other non-operating income	-	76
Interest expense	(1,788)	(41)
Other expenses	(77)	(107)
OTHER INCOME (LOSS), NET	(1,865)	(72)
INCOME BEFORE INCOME TAXES	2,330	3,647
Income tax benefit (expense)	1,120	(1,173)
INCOME BEFORE MINORITY INTEREST	3,450	2,474
Minority interest	(3)	(14)
NET INCOME	3,447	2,460
Other comprehensive income
Foreign currency translation adjustment	224	124
COMPREHENSIVE INCOME	3,671	2,584
Earnings Per Share of Common Stock -Basic	0.24	0.17
Weighted Average Shares of Common Stock Outstanding- Basic	14,462	14,216
Earnings Per Share of Common Stock -Diluted	0.18	0.17
Weighted Average Shares of Common Stock Outstanding- Diluted	19,287	14,216

Reconciliation of the pro forma net income with U.S. GAAP net income

	Year Ended December 31,
US$ - thousands, except per share	2005	2006

GAAP net income	2,460	3,447
Convertible Note Expense	-	1,594
Pro forma net income	2,460	5,041

Per Diluted Share
- GAAP net income per share	0.17	0.18
- Convertible Note Expense	-	0.08
- Pro forma earnings/(loss) per share	0.17	0.26
Weighted average shares outstanding - '000
-basic	14,216	14,462
-diluted	14,216	19,287

SINOENERGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In Thousand US Dollars - Audited)

	December 31, 2006	December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	588	332
Accounts receivable, (net)
-Related party	594	1,346
-Third party	3,777	1,780
Other receivables-
-Related party	1,220	464
-Third party	1,176	275
Deposits and prepayments
-Related party		1,027
-Third party	3,187	4,986
Deferred expenses	4	0
Inventories	937	1,825
TOTAL CURRENT ASSETS	11,483	12,035
LONG TERM ASSETS
Property, plant and equipment (net)	3,556	3,455
Intangible assets	12,114	268
Goodwill	676
Long term deferred tax asset	4	17
TOTAL ASSETS	27,833	15,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Short term bank loan	3,160	2,478
Accounts payable-third party	211	480
related party	452
Other payables
- Related party	4073	396
- Third party	2,359	830
Accrued expenses	176	23
Warranty accrual	40	14
Advances from customers	701	2,234
Income taxes payable	7	1,162
TOTAL CURRENT LIABILITIES	11,179	7,617
Long term deferred tax liabilities	-	28
TOTAL LIABILITIES	11,179	7,645
Minority interests	614	641

STOCKHOLDERS’ EQUITY
Common stock - $.001 Par Value; Issued and Outstanding —14,636,472 at December 31, 2006,	15	15
Series A convertible preferred stock-$0.001 Par Value - 5,692,307 at December 31, 2006	6	-
Paid-in capital	9,935	4,935
Capital surplus	20	67
Statutory surplus reserve fund	1,140	329
Retained earnings	4,576	2,019
Accumulated other comprehensive income	348	124
Total stockholders’ equity	16,040	7,489
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	27,833	15,775

SINOENERGY CORPORATION AND SUBSIDIARIES
CASH FLOW STATEMENT
(In thousand US Dollars - Audited)

	Year Ended December 31,
	2006	2005
Net income	3,447	2,460
Amortization of beneficial conversion (including interest)	1,594	-
Cost of stock option granted	30	-
Minority interest	3	14
Deferred tax (debit)/credit	(15)	11
Depreciation	333	289
Amortization of intangible assets	291	14
Provision for doubtful debts	98	4
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(1,339)	(2,181)
(Increase) in other receivables, deposits and prepayments	(1,617)	(1,203)
Decrease /(Increase ) in inventories	888	(1,783)
Increase in accounts payable	183	479
Increase in accrued expenses	179	23
(Increase)/decrease in deferred expenses	(4)	3
(Decrease)/increase in advances from customers	(1,531)	2,225
Increase in other payables	1,283	1,086
(Decrease)/increase in income tax payable	(1,155)	1,162
Net cash provided by operating activities	2,668	2,603

Payment for purchase of property, plant and equipment	(2,667)	(134)
Payment for purchase of land use right	(4,059)	(4,986)
Other receipts from investment	134	-
Net cash used in investing activities	(6,592)	(5,120)

Cash received from bank loan	683	2,478
Cash received from convertible notes	3,301	-
Cash received/(paid)from other financing activities	(28)	328
Net cash provided in financing activities	3,956	2,807

Effect of changes in exchange rate	224	-

Net increase in cash	256	290
Cash at beginning of the year	332	42
Cash at end of the year	588	332
Supplementary Cash flow disclosure:
Interest Paid	195	20
Tax Paid	66	-